Global Self Storage Establishes $10 Million Revolving Credit Facility

New York, NY – December 21, 2018 – Global Self Storage, Inc. (NASDAQ: SELF) (the “Company”), a real estate investment trust (“REIT”) that owns and operates self storage properties, has entered into a revolving credit facility with TCF National Bank for a principal amount of up to $10 million. The revolving credit facility has a three-year maturity and is secured by the Company’s Millbrook, NY, Lima, OH, Fishers, IN, and Clinton, CT properties (the “Secured Properties”).

Under the terms of the revolving credit facility loan documents, the facility bears interest on withdrawn funds at a rate equal to one-month LIBOR plus 3.00%. The Company intends to use the revolving credit facility for the acquisition of additional self storage properties and potential expansions at the Secured Properties.

“This new credit facility is a major step forward for Global Self Storage,” said President and Chief Executive Officer of the Company, Mark C. Winmill. “For the past two years, we have successfully grown the business organically, primarily through our revenue rate management program and expansion of existing properties. Our focus remains to identify and acquire properties where we believe that our management techniques and innovations can strengthen our portfolio and increase stockholder value. With this credit facility in place, we are now in a position to capitalize on the significantly fragmented self storage industry through additional acquisitions, particularly in our target markets, where we have established a strong track record of driving industry-leading revenue and net operating income growth. We will continue to operate with the same operating and underwriting discipline that has led us to where we are today, with the added benefit of having the financial flexibility to acquire additional properties that can help us grow funds from operations and maintain dividend coverage.”

Additional details of the revolving credit loan agreement are available in the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 21, 2018.

About Global Self Storage
Global Self Storage, Inc. is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self storage properties in the United States. The Company's self storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. It currently owns and operates, through its wholly owned subsidiaries, eleven self storage properties located in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, and South Carolina. For more information, go to http://ir.globalselfstorage.us/ or visit our self storage customer site at www.globalselfstorage.us. You can also follow us on Twitter, LinkedIn and Facebook.

Cautionary Note Regarding Forward Looking Statements
Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the Company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company’s actual results to be materially different from those expressed or implied by such statements. The Company may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the Company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the Company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the Company’s examination of historical operating trends and estimates of future earnings, are based upon the Company’s current expectations and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved. All forward looking statements apply only as of the date made. The Company undertakes no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the Company may be changed at any time without notice.

Contacts:
Global Self Storage, Inc.
Mark C. Winmill
President and Chief Executive Officer
mwinmill@globalselfstorage.us
1-212-785-0900, ext. 201

Liolios Investor Relations
Scott Liolios or Najim Mostamand, CFA
SELF@liolios.com
1-949-574-3860